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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              ---------------------

                              INTRACEL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                        04-2980325
           (STATE OR OTHER JURISDICTION           (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)      IDENTIFICATION NUMBER)

         2005 NW SAMMAMISH ROAD, SUITE 107               98027
               ISSAQUAH, WASHINGTON                    (ZIP CODE)
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              ---------------------

   If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

   If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

   Securities Act registration statement file number to which this form relates:
333-58819.

Securities to be registered pursuant to Section 12(b) of the Exchange Act:  None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

   Common Stock, $0.0001 par value per share
(Title of class)



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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              A complete description of the Common Stock, $0.0001 par value per share, of Intracel Corporation (the "Registrant"), which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-58819) filed by the Registrant with the Securities and Exchange Commission (the "Commission") on July 9, 1998, as amended from time to time. Such description is hereby incorporated by reference.

ITEM 2.       EXHIBITS.

              The following exhibits are filed herewith (or incorporated by reference as indicated below):

              Exhibit
               Number             Description
              -------             -----------
                  1               Amended and Restated Certificate of
                                  Incorporation of the Registrant. Reference is
                                  made to Exhibit 3.1 to the Registration
                                  Statement on Form S-1 (File No. 333-58819) of
                                  the Registrant, as amended.

                  2               Bylaws of the Registrant. Reference is made to
                                  Exhibit 3.2 to the Registration Statement on
                                  Form S-1 (File No. 333-58819) of the
                                  Registrant, as amended.

                  3 Specimen Common Stock Certificate. Reference is made to Exhibit 4.2 to the Registration
                                  Statement on Form S-1 (File No. 333-58819) of the Registrant, as amended.

                  4               Registration Rights Agreement, dated as of
                                  August 25, 1998, by and among Intracel
                                  Corporation and Northstar High Total Return
                                  Fund, Northstar High Total Return Fund II,
                                  Northstar High Yield Fund, Northstar Strategic
                                  Income Fund, Northstar Balance Sheet
                                  Opportunities. Reference is made to Exhibit
                                  4.3 to the Registration Statement on Form S-1
                                  (File No. 333-58819) of the Registrant, as amended.

                  5               Registration Rights Agreement, dated as of
                                  January 2, 1998, by and among Intracel
                                  Corporation and the Holders set forth therein.
                                  Reference is made to Exhibit 4.4 to the
                                  Registration Statement on Form S-1 (File No.
                                  333-58819) of the Registrant, as amended.

                  6               Registration Rights Agreement, dated July 9,
                                  1998, by and among Intracel Corporation and Mentor Corporation. Reference is made to
                                  Exhibit 4.5 to the Registration Statement on
                                  Form S-1 (File No. 333-58819) of the
                                  Registrant, as amended.

                  7               Registration Rights Agreement, dated as of
                                  June 25, 1997, by and among Intracel
                                  Corporation and Creditanstalt American
                                  Corporation. Reference is made to Exhibit 4.6
                                  to the Registration Statement on Form S-1
                                  (File No. 333-58819) of the Registrant, as amended.

                  8               Registration Rights Agreement, dated as of
                                  November 16, 1995, by and between Intracel
                                  Corporation and Creditanstalt American
                                  Corporation. Reference is made to Exhibit 4.7
                                  to the Registration Statement on Form S-1
                                  (File No. 333-58819) of the Registrant, as amended.

                  9               Registration Rights Agreement, dated as of
                                  January 21, 1999, by and among Intracel
                                  Corporation and Bank Austria AG, Grand Cayman
                                  Branch (assignee of Creditanstalt American
                                  Corporation). Reference is made to Exhibit 4.8
                                  to the Registration Statement on Form S-1
                                  (File No. 333-58819) of the Registrant, as amended.

                 10               Registration Rights Agreement, dated as of
                                  September 22, 1995, by and between Intracel
                                  Corporation and each of the Purchasers set forth therein. Reference is made to Exhibit
                                  4.9 to the Registration Statement on Form S-1
                                  (File No. 333-58819) of the Registrant, as amended.

                 11 Waiver and Amendment Agreement, dated as of January 11, 1999, by and among Intracel
                                  Corporation, Security Insurance Company of
                                  Hartford, TD Partners, Northstar High Yield
                                  Fund and Northstar High Total Return Fund.
                                  Reference is made to Exhibit 4.10 to the Registration Statement on Form S-1 (File No.
                                  333-58819) of the Registrant, as amended.

                 12               Registration Rights Agreement, dated as of
                                  July 22, 1994, by and between Intracel
                                  Corporation and each of the Purchasers set forth therein. Reference is made to Exhibit
                                  4.11 to the Registration Statement on Form S-1
                                  (File No. 333-58819) of the Registrant, as amended.

                 13 Waiver and Amendment Agreement, dated as of January 20, 1999, by and among Intracel
                                  Corporation and Security Insurance Company of
                                  Hartford, TD Partners and Charles J. Lindsay.
                                  Reference is made to Exhibit 4.12 to the Registration Statement on Form S-1 (File No.
                                  333-58819) of the Registrant, as amended.

                 14 Stock Purchase Agreement, dated June 7, 1991, by and among American Bio-Technologies, Inc.
                                  and The Louisiana Seed Capital Fund, L.P.
                                  Reference is made to Exhibit 4.13 to the Registration Statement on Form S-1 (File No.
                                  333-58819) of the Registrant, as amended.

                 15 Waiver, dated as of January 20, 1999, by and among Intracel Corporation (formerly known as American Bio-Technologies, Inc.) and The
                                  Louisiana Seed Capital Fund, L.P. Reference is made to Exhibit 4.14 to the Registration
                                  Statement on Form S-1 (File No. 333-58819) of the Registrant, as amended.


                 16 Preferred Stock Purchase Agreement, dated as of March 12, 1997, between Intracel
                                  Corporation and Northstar High Total Return
                                  Fund. Reference is made to Exhibit 10.13 to the Registration Statement on Form S-1 (File
                                  No. 333-58819) of the Registrant, as amended.

                  17              Note and Series A-IV Warrant Purchase
                                  Agreement, dated as of June 21, 1996, between Intracel Corporation and Northstar Advantage
                                  High Total Return Fund. Reference is made to
                                  Exhibit 10.14 to the Registration Statement on
                                  Form S-1 (File No. 333-58819) of the
                                  Registrant, as amended.

                  18              Note and Series A-III Warrant Purchase
                                  Agreement, dated as of June 11, 1996, between Intracel Corporation and CoreStates Enterprise
                                  Fund. Reference is made to Exhibit 10.15 to the Registration Statement on Form S-1 (File
                                  No. 333-58819) of the Registrant, as amended.

                  19              Note and Series A-V Warrant Purchase
                                  Agreement, dated as of April 1, 1998, between Intracel Corporation and Northstar High Yield
                                  Fund and Northstar High Total Return Fund II.
                                  Reference is made to Exhibit 10.16 to the Registration Statement on Form S-1 (File No.
                                  333-58819) of the Registrant, as amended.

                  20 Stock Purchase Agreement, dated July 1, 1996, between PerImmune Holdings, Inc. and Organon
                                  Teknika Corporation. Reference is made to
                                  Exhibit 10.19 to the Registration Statement on
                                  Form S-1 (File No. 333-58819) of the
                                  Registrant, as amended.
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
                  21              1989 Stock Option Plan. Reference is made to
                                  Exhibit 10.26 to the Registration Statement on
                                  Form S-1 (File No. 333-58819) of the
                                  Registrant, as amended.

                  22              1996 Stock Option Plan of PerImmune Holdings,
                                  Inc. Reference is made to Exhibit 10.27 to the Registration Statement on Form S-1 (File No.
                                  333-58819) of the Registrant, as amended.

                  23 1999 Stock Incentive Plan. Reference is made to Exhibit 10.28 to the Registration Statement on Form S-1 (File No. 333-58819) of the
                                  Registrant, as amended.

                  24              Securities Purchase Agreement, dated as of
                                  August 25, 1998, among Intracel Corporation,
                                  Bartels, Inc., PerImmune Holdings, Inc.,
                                  PerImmune, Inc. and Northstar High Yield Fund,
                                  Northstar High Total Return Fund, Northstar
                                  High Total Return Fund II, Northstar Strategic
                                  Income Fund. Reference is made to Exhibit
                                  10.29 to the Registration Statement on Form
                                  S-1 (File No. 333-58819) of the Registrant, as amended.

                  25 First Amendment and Waiver Agreement, dated as of January 20, 1999, by and among Intracel
                                  Corporation, PerImmune Holdings, Inc.,
                                  PerImmune, Inc., Bartels, Inc. and Northstar
                                  High Yield Fund, Northstar High Total Return
                                  Fund, Northstar High Total Return Fund II and
                                  Northstar Strategic Income Fund. Reference is made to Exhibit 10.41 to the Registration
                                  Statement on Form S-1 (File No. 333-58819) of the Registrant, as amended.


                  *Filed herewith
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                                    SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       INTRACEL CORPORATION



                                       By: /s/ Simon R. McKenzie
                                           -------------------------------------
                                           Name:  Simon R. McKenzie
                                           Title:  President and Chief Executive
                                                   Officer
                                                   (Principal Executive Officer)


Date:  February 8, 1999